Exhibit 99.1

Twist Bioscience Reports First Quarter 2022 Financial Results

-- Record Revenues of $42M; Increase of 49% over $28.2M in Fiscal 2021 --

-- Orders Increased 48% to $49.6M --

-- Increased Revenue Guidance for Fiscal 2022 --

SOUTH SAN FRANCISCO, Calif. – February 4, 2022 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the first quarter of fiscal 2022 ended December 31, 2021.

“We’ve started the year strong reporting record orders and revenue, with SynBio particularly robust in the first quarter of fiscal 2022,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We continue to introduce new products to enable exciting applications like liquid biopsy and minimal residual disease, expanding our customer base and our market opportunities in NGS.”

“Our biopharma team added 8 new partners and 21 new programs with the integration of Abveris bringing an additional 72 ongoing programs, while advancing our internal candidates. We expect the first Twist Biopharma-discovered antibody to be in clinical trials this year. In addition, we announced that our first DNA data storage solution would be a Century Archive, storing data for 100 years,” continued Dr. Leproust.

FISCAL 2022 FIRST QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the first quarter of fiscal 2022 were $49.6 million compared to $33.6 million for the same period of fiscal 2021.
•	Revenue: Total revenues for the first quarter of fiscal 2022 were $42.0 million compared to $28.2 million for the first quarter of fiscal 2021.
•	Cost of Revenues: Cost of revenues for the first quarter of fiscal 2022 was $27.1 million compared to $18.2 million for the same period of fiscal 2021.
•	Research and Development Expenses: Research and development expenses for the first quarter of fiscal 2022 were $22.6 million compared to $14 million for the same period of fiscal 2021.
•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the first quarter of fiscal 2022 were $51.1 million compared to $28.8 million for the same period of fiscal 2021.
•	Net Loss: Net loss attributable to common stockholders for the first quarter of fiscal 2022 was $45.6 million, or $0.91 per share, compared to $32.9 million, or $0.72 per share, for the same period of fiscal 2021.
•	Cash Position: As of December 31, 2021, the company had $408.7 million in cash, cash equivalents and investments.

Recent Highlights:

SynBio and NGS

•	Shipped products to approximately 1,800 customers in the first quarter of fiscal 2022, versus approximately 1,500 in the first quarter of fiscal 2021.
•	Shipped approximately 125,000 genes during the first quarter of fiscal 2022, compared with approximately 84,000 in the first quarter of fiscal 2021.
•	Previewed Twist Enzymatic Synthesis 3.0, a low-cost, scarless DNA synthesis process
•	Introduced the Twist Alliance Canine Exome, a whole exome target enrichment panel to enable next generation sequencing in canine genomic research.
•	Began shipping synthetic RNA positive controls for the SARS-CoV-2 omicron (B.1.1.529/BA.1) variants first identified in South Africa.
•	Launched the Twist 96-Plex Library Prep Kit, a high-performance, cost-effective library preparation kit for next-generation sequencing (NGS). This product is a Twistified version of a product acquired through the iGenomX acquisition in 2021.
•	Launched the Twist cfDNA Pan-cancer Reference Standards, a high-quality standardized control for use in the development and continuous monitoring of liquid biopsy tests capable of detecting cancer from blood samples.

BioPharma and DNA Data Storage

•	Announced that RBT-0813, an innovative bispecific antibody discovered by Twist Biopharma and licensed to Revelar Biotherapeutics, binds to and neutralizes the Omicron and Delta variants of SARS-CoV-2 in live virus studies.
•	Signed a strategic collaboration with Sosei Group Corporation to discover therapeutic antibodies against G protein-coupled receptors (GPCR) identified by Sosei Heptares.
•	Signed an agreement with Artisan Development Labs Inc. to discover novel antibodies against five undisclosed targets, with an option to expand with additional targets.
•	Announced a licensing agreement with Abcam under which Abcam will use a proprietary Twist VHH phage library for antibody discovery, development and commercialization for diagnostic and research applications.
•	Announced the Century Archive, which we expect to be Twist’s first commercial DNA data storage solution.

Corporate

•	Issued first ESG report which can be accessed at: https://www.twistbioscience.com/company/esg.

Updated Fiscal 2022 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2022. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2022, Twist provided the following updated financial guidance:

•	Revenue is now expected to be in the range of $189 million to $198 million
o	SynBio revenue including Ginkgo Bioworks is expected to be in the range of $70 million to $72 million
o	NGS revenue is estimated to be in the range of $94 to $96 million
o	Biopharma revenue is estimated to be approximately $25 to $30 million
•	Gross margin is expected to be between 35% and 37% for fiscal 2022 which reflects the impact of costs associated with ramping our Wilsonville “Factory of the Future” facility comes online; excluding these costs, gross margin would be 42% to 44%
•	Operating expenses including R&D and SG&A are expected to be $335 million for the year
•	Net loss is expected to be approximately $260 million, reflecting the impact of the Abveris acquisition in stock-based compensation
o	R&D is expected to be approximately $130 million
o	Stock-based compensation is expected to be approximately $74 million
o	Depreciation is expected to be $13 million
o	Capital expenditures are expected to be $80-$90 million, including building out the “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 3886933. A telephonic replay of the conference call will be available beginning approximately four hours after the call through February 11, 2022 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 3886933. The webcast replay will be available for two weeks. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements under the headings “Updated Fiscal 2022 Financial Guidance” future growth and expansion plans and Twist’s other expectations regarding its future operations plans and financial performance introduction of new products, and expectations regarding newly announced partnerships. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist to successfully integrate acquired companies, including Abveris, and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 23, 2021. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

CONTACTS:

Angela Bitting

925- 202-6211

abitting@twistbioscience.com

# # #

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended December 31,
	2021	2020
Revenues	$42,018	$28,161
Operating expenses:
Cost of revenues	27,056	18,162
Research and development	22,630	14,000
Selling, general and administrative	51,098	28,792
Change in fair value of contingent consideration and indemnity holdback	(2,826)	-
Total operating expenses	$97,958	$60,954
Loss from operations	$(55,940)	$(32,793)
Interest income	154	134
Interest expense	(26)	(118)
Other income (expense), net	(156)	(77)
Provision for income taxes	10,405	(46)
Net loss attributable to common stockholders	$(45,563)	$(32,900)
Net loss per common share, basic and diluted	$(0.91)	$(0.72)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	49,912	46,000

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31, 2021	September 30, 2021
Assets
Cash and cash equivalents	$191,624	$465,829
Short-term investments	110,235	12,034
Accounts receivable, net	32,872	28,549
Inventories	40,239	31,800
Prepaid expenses and other current assets	10,037	8,283
Total current assets	385,007	546,495
Property and equipment, net	65,135	44,122
Long-term investment	106,843	-
Operating lease right-of-use assets	72,020	61,580
Goodwill	84,244	22,434
Intangible assets, net	63,921	18,262
Restricted cash, non-current	1,572	1,530
Other non-current assets	7,425	7,674
Total assets	$786,167	$702,097
Current liabilities
Accounts payable	$23,073	$14,900
Accrued liabilities	11,686	6,437
Accrued compensation	18,735	22,327
Current portion of operating lease liabilities	12,684	8,213
Current portion of long-term debt	-	1,552
Other current liabilities	13,856	9,623
Total current liabilities	80,034	63,052
Operating lease liabilities, net of current portion	60,285	53,156
Other non-current liabilities	19,670	5,068
Total liabilities	159,989	121,276
Total stockholders' equity	$626,178	$580,821
Total liabilities and stockholders’ equity	$786,167	$702,097